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                                                                  EXECUTION COPY





                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                            PREDICTIVE SYSTEMS, INC.,

                         GRAPE ACQUISITION CORPORATION,

                        GLOBAL INTEGRITY CORPORATION, AND

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION

                                October 17, 2000


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I  THE MERGER..........................................................1
         1.1  The Merger.......................................................1
         1.2  Closing; Effective Time..........................................2
         1.3  Effect of the Merger.............................................2
         1.4  Certificate of Incorporation; Bylaws.............................2
         1.5  Directors and Officers...........................................2
         1.6  Effect on Capital Stock..........................................2
         1.7  Surrender of Certificates........................................5
         1.8  No Further Ownership Rights in Target Common Stock...............7
         1.9  Lost, Stolen or Destroyed Certificates...........................8
         1.10  Tax Consequences................................................8
         1.11  Taking of Necessary Action; Further Action......................8

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET AND
            PRINCIPAL STOCKHOLDER..............................................8
         2.1  Organization, Standing and Power.................................8
         2.2  Capital Structure................................................9
         2.3  Authority.......................................................10
         2.4  Financial Statements............................................11
         2.5  Absence of Certain Changes......................................11
         2.6  Absence of Undisclosed Liabilities..............................12
         2.7  Accounts Receivable.............................................12
         2.8  Litigation......................................................12
         2.9  Restrictions on Business Activities.............................12
         2.10  Governmental Authorization.....................................12
         2.11  Title to Property..............................................13
         2.12  Intellectual Property..........................................13
         2.13  Environmental Matters..........................................15
         2.14  Taxes..........................................................15
         2.15  Employee Benefit Plans.........................................18
         2.16  Employees and Consultants......................................20
         2.17  Related-Party Transactions.....................................22
         2.18  Insurance......................................................22
         2.19  Compliance with Laws...........................................22
         2.20  Brokers' and Finders' Fees.....................................22
         2.21  Invention Assignment Agreements................................22
         2.22  Vote Required..................................................22
         2.23  Intentionally Omitted..........................................22
         2.24  Intentionally Omitted..........................................22
         2.25  Customers......................................................22
         2.26  Material Contracts.............................................23
         2.27  No Breach of Material Contracts................................24

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         2.28  [Intentionally Omitted]........................................24
         2.29  [Intentionally Omitted]........................................24
         2.30  Minute Books...................................................24
         2.31  Complete Copies of Materials...................................24
         2.32  Representations Complete.......................................24

ARTICLE II-A  REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER.....25
         2A.1  Authority......................................................25
         2A.2  Title to Stock.................................................25
         2A.3  No Distribution................................................25
         2A.4  Sophistication of Principal Stockholder........................26
         2A.5  Accredited Investor............................................26

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB........26
         3.1  Organization, Standing and Power................................26
         3.2  Capital Structure...............................................27
         3.3  Authority.......................................................28
         3.4  SEC Documents; Financial Statements.............................29
         3.5  Absence of Certain Changes......................................29
         3.6  Litigation......................................................30
         3.7  [Intentionally Omitted].........................................30
         3.8  Compliance with Laws............................................30
         3.9  Brokers' and Finders' Fees......................................30
         3.10  Vote Required..................................................30
         3.11  No Breach of Material Contracts................................30
         3.12  Minute Books...................................................31
         3.13  Complete Copies of Materials...................................31
         3.14  Representations Complete.......................................31

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME...............................31
         4.1  Conduct of Business of Target and Acquiror......................31
         4.2  Conduct of Business of Target...................................32
         4.3  Notices.........................................................34

ARTICLE V  ADDITIONAL AGREEMENTS..............................................35
         5.1  No Solicitation.................................................35
         5.2  Intentionally Omitted...........................................35
         5.3  Stockholder Meetings or Consent Solicitations...................35
         5.4  Access to Information...........................................35
         5.5  Confidentiality.................................................36
         5.7  Public Disclosure...............................................36
         5.7  Consents; Cooperation...........................................36
         5.8  Update Disclosure; Breaches.....................................37
         5.9  Intentionally Omitted...........................................37
         5.10  Indemnification................................................37

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         5.11  Further Assurances.............................................38
         5.12  Legal Requirements.............................................38
         5.13  Tax-Free Reorganization........................................38
         5.14  Blue Sky Laws..................................................38
         5.15  Stock Options..................................................39
         5.16  Escrow Agreement...............................................40
         5.17  Listing of Additional Shares...................................40
         5.18  Additional Agreements; Reasonable Best Efforts.................40
         5.19  Employees; Benefits............................................40
         5.20  Other Agreements...............................................40
         5.21  [Reserved].....................................................40
         5.22  Registration Rights Agreement..................................41
         5.23  Certain Tax Matters............................................41
         5.24  Plan of Reorganization.........................................41
         5.25  Repayment of Debt..............................................42

ARTICLE VI  CONDITIONS TO THE MERGER..........................................42
         6.1  Conditions to Obligations of Each Party to Effect the Merger....42
         6.2  Additional Conditions to Obligations of Target..................43
         6.3  Additional Conditions to the Obligations of Acquiror and
              Merger Sub......................................................45

ARTICLE VII  TERMINATION, EXPENSES, AMENDMENT AND WAIVER......................48
         7.1  Termination.....................................................48
         7.2  Effect of Termination...........................................49
         7.3  Expenses and Termination Fees...................................49
         7.4  Amendment.......................................................50
         7.5  Extension; Waiver...............................................50

ARTICLE VIII  ESCROW AND INDEMNIFICATION......................................50
         8.1  Survival of Representations, Warranties and Covenants...........50
         8.2  Indemnity.......................................................50
         8.3  Escrow Fund.....................................................51
         8.4  Damage Threshold and Limitations................................51
         8.5  Escrow Period...................................................52
         8.6  Claims upon Escrow Fund.........................................52
         8.7  Objections to Claims............................................52
         8.8  Resolution of Conflicts; Arbitration............................53
         8.9  Intentionally Omitted...........................................54
         8.10  Distribution Upon Termination of Escrow Period.................54
         8.11  Intentionally Omitted..........................................54
         8.12  Third-Party Claims.............................................54
         8.13  Indemnity by Acquiror..........................................54

ARTICLE IX  GENERAL PROVISIONS................................................55
         9.1  Notices.........................................................55
         9.2  Interpretation..................................................56
         9.3  Counterparts....................................................57

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         9.4  Entire Agreement; No Third Party Beneficiaries..................57
         9.5  Severability....................................................57
         9.6  Remedies Cumulative.............................................57
         9.7  Governing Law...................................................57
         9.8  Assignment......................................................58
         9.9  Rules of Construction...........................................58

SCHEDULES

Target Disclosure Letter
Acquiror Disclosure Letter
Option Schedule

EXHIBITS

Exhibit A         -        Certificate of Merger
Exhibit B         -        Reserved
Exhibit C         -        Escrow Agreement
Exhibit D         -        Reserved
Exhibit E         -        Acquiror's Legal opinion
Exhibit F         -        Reserved
Exhibit G         -        Target's Legal opinion
Exhibit H         -        Amended and Restated Registration Rights Agreement


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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of October 17, 2000, by and among Predictive Systems, Inc., a Delaware corporation ("Acquiror"), Grape Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Merger Sub"), Science Applications International Corporation, a Delaware corporation (the "Principal Stockholder") and Global Integrity Corporation, a Delaware corporation and wholly-owned subsidiary of the Principal Stockholder ("Target"). Certain other capitalized terms used in this Agreement are as defined herein.

                                    RECITALS

         A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, (i) each outstanding share of common stock of Target, $0.001 par value ("Target Common Stock"), shall be converted into shares of common stock of Acquiror, $0.001 par value ("Acquiror Common Stock"), at the rate set forth herein and (ii) each holder of Target Common Stock shall receive a cash payment as set forth herein.

         C. Target, Acquiror, Merger Sub and the Principal Stockholder desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368(a) of the Code.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit A (the "Certificate of Merger") and the applicable provisions of the Delaware General Corporation Law ("DGCL"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."


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         1.2    Closing; Effective Time. The closing of the transactions
contemplated hereby (the "Closing") shall take place as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof or at such other time as the parties hereto agree (the date on which the Closing shall occur, the "Closing Date"). The Closing shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, 733 Third Avenue, New York, New York, 10017, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of the DGCL (the time and date of such filing being the "Effective Time" and the "Effective Date," respectively).

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4    Certificate of Incorporation; Bylaws.

                (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is Global Integrity Corporation."

                (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

         1.6 Effect on Capital Stock. By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

                (a) Conversion of Target Common Stock.

                    (i) At the Effective Time, the total amount of consideration (consisting of Acquiror Common Stock valued as set forth below and cash) to be paid by Acquiror (including Acquiror Common Stock to be reserved for issuance upon exercise of unexpired and unexercised options outstanding to purchase Target Common Stock assumed by Acquiror pursuant to 1.6(c), whether vested or unvested ("Target Options")) in exchange for all outstanding shares of Target


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Common Stock and the assumption of Target Options shall be (A) five million seven hundred ninety one thousand three hundred twenty three (5,791,323), multiplied by the weighted average closing market price of the Acquiror Common Stock as quoted on the Nasdaq National Market for the five trading days immediately prior to the Effective Date (the "Closing Price"), plus (B) twenty eight million four hundred sixty thousand two hundred seventy dollars ($28,460,270) (such sum, the "Initial Total Consideration"). Other than for additional cash payments to holders of Target Common Stock pursuant to Section 1.6(a)(vi) and adjustments to the Option Exchange Ratio (as defined in Section 5.15) of Target Options pursuant to 5.15(a) resulting from the application of the calculation set forth on Annex A hereto, and pursuant to the provisions of
Section 1.6(a)(vii), in no event shall the number of shares of Acquiror Common Stock to be issued in respect of the outstanding shares of Target Common Stock and Target Options, at any time, exceed 5,791,323 in the aggregate nor shall the cash to be paid to the stockholders of Target Common Stock pursuant to this
Section 1.6, at any time, exceed $28,460,270.

                    (ii) Subject to Section 1.6(a)(iii) below, the amount of Initial Total Consideration allocable to the outstanding Target Common Stock (the "Initial Target Stockholder Consideration") shall equal the product of the Initial Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Target Common Stock outstanding, and the denominator of which is the number of shares of Target Common Stock outstanding plus the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options. The amount of Initial Total Consideration allocable to the outstanding Target Options (the "Initial Target Optionholder Consideration") shall equal the product of the Initial Total Consideration multiplied by a fraction, the numerator of which is the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options, and the denominator of which is the number of shares of Target Common Stock outstanding plus the number of shares of Target Common Stock issuable upon exercise of outstanding Target Options. All calculations under this subparagraph (ii) shall be made based on the number of Target Options or shares of Target Common Stock outstanding immediately prior to the Effective Time.

                    (iii) The Initial Target Stockholder Consideration shall be comprised as follows: (A) $28,460,270 (the "Cash Consideration"), and (B) a number of shares of Acquiror Common Stock (the "Stock Consideration") obtained by dividing (x) the amount by which the Initial Target Stockholder Consideration exceeds the Cash Consideration, by (y) the Closing Price.

                    (iv) At the Effective Time, each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Target Common Stock to be cancelled pursuant to Section 1.6(b) and Dissenting Shares, as defined in Section 1.6(h)) will be canceled and extinguished and be converted automatically into the right to receive (A) a number of shares of Acquiror Common Stock equal to the Stock Consideration divided by the number of shares of Target Common Stock then outstanding (the "Exchange Ratio"), and (B) an amount of cash equal to the Cash Consideration divided by the number of shares of Target Common Stock then outstanding. Notwithstanding the foregoing, the amount of Cash Consideration otherwise payable to the Principal Stockholder pursuant to this Section 1.6 shall be reduced by the amount of debt (the "Debt") greater than three million dollars


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($3,000,000) to be repaid to the Principal Stockholder by or on behalf of Target pursuant to Section 5.25.

                    (v) No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of (A) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (B) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options.

                    (vi) In addition to the Initial Target Stockholder Consideration, at the time specified and upon the achievement of the milestones set forth on Annex A hereto, the former holders of shares of Target Common Stock shall receive the "Additional Target Stockholder Consideration," as defined on and calculated pursuant to Annex A hereto. At such specified time, each such holder shall receive an amount of Additional Target Stockholder Consideration equal to (A) the aggregate Additional Target Stockholder Consideration, divided by the number of shares of Target Common Stock held by such holders on the Effective Date, multiplied by (B) the number of shares of Target Common Stock such holder held on the Effective Date.

                    (vii) If either (i) the tax opinion referred to in Section
6.1 of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP ("Gunderson") cannot be rendered (as reasonably determined by Gunderson Dettmer and concurred in by Heller Ehrman White & McAuliffe LLP ("Heller") or (ii) the tax opinion referred to in Section 6.1 of Heller cannot be rendered (as reasonably determined by Heller and concurred in by Gunderson), in either case a result of the Merger potentially failing to satisfy the requirements of Section 368(a) of the Code, then Acquiror shall reduce to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered, the Cash Consideration and correspondingly increase the Stock Consideration by an amount equal to the decrease in the Cash Consideration divided by the Closing Price.

                (b) Cancellation of Target Capital Stock Owned by Acquiror or Target. Immediately prior to the Effective Time, all shares of capital stock of Target ("Target Capital Stock") that are owned by Target as treasury stock, and each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror or of Target immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                (c) Target Stock Option Plans. At the Effective Time, the Target 1998 Stock Incentive Plan, as amended and restated on April 27, 2000 (the "Target Stock Option Plan") and all options to purchase Target Common Stock then outstanding under the Target Stock Option Plan shall be assumed by Acquiror in accordance with Section 5.15.

                (d) [Reserved.]

                (e) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $0.001 par value, of Merger Sub ("Merger Sub Common Stock"), issued and outstanding immediately prior to the Effective Time, shall be converted into and exchanged for one validly issued, fully paid and


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nonassessable share of Common Stock, $0.001 par value, of the Surviving
Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall thereupon evidence ownership of such shares of capital stock of the Surviving Corporation.

                (f) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock occurring after the date hereof and prior to the Effective Time.

                (g) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing market price of the Acquiror Common Stock on the Effective Date.

                (h) Dissenters' Rights. Shares of Target Common Stock held by persons who have not voted such shares for approval of the Merger and with respect to which such persons shall be entitled to exercise dissenters' rights in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into Acquiror Common Stock and cash but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the DGCL. Target agrees that, except with the prior written consent of Acquiror, or as required under the DGCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("Dissenting Stockholder") who, pursuant to the provisions of the DGCL, becomes entitled to payment of the fair value for shares of Target Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Common Stock, the cash and the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 1.6 and the Certificate of Merger, less the cash and the number of shares allocable to such stockholder that have been or will be deposited in the Escrow Fund (as defined below) in respect of such shares of Acquiror Common Stock pursuant to Section 1.7(c) and
Article VIII hereof.

         1.7    Surrender of Certificates.

                (a) Exchange Agent. American Stock Transfer & Trust Company shall act as exchange agent (the "Exchange Agent") in the Merger.

                (b) Acquiror to Provide Common Stock and Cash. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, the Stock Consideration issuable pursuant to Section


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1.6(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time less (i) the Cash Consideration and the Stock Consideration to be deposited into an escrow fund (the "Escrow Fund") pursuant to the requirements of Article VIII hereof and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g).

                (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash and certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor cash and a certificate representing the number of whole shares of Acquiror Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section
1.6 (less the number of shares of Acquiror Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in accordance with Section 1.6. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section 8.3 hereof) a certificate or certificates (the "Escrow Certificates") representing a number of shares of Acquiror Common Stock equal to the Escrow Consideration divided by the Closing Price (which shall be registered in the name of the Escrow Agent as nominee for such stockholders of Target). The "Escrow Consideration" shall be 5% multiplied by the Initial Target Stockholder Consideration otherwise deliverable to the Principal Stockholder pursuant to
Section 1.6 (calculated prior to reduction for the Debt in excess of $3,000,000 to be repaid pursuant to Section 1.6(a)(iv) and Section 5.25). The shares deposited in the Escrow Fund shall be beneficially owned by the Principal Stockholder and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

                (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders


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such Certificate. Subject to applicable law, following surrender of any such
Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

                (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that such issuance be in accordance with applicable law and that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                (g) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

                (h) Withholding Rights. Each of the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Acquiror, as the case may be.

         1.8 No Further Ownership Rights in Target Common Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368 of the Code.

         1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF TARGET AND PRINCIPAL
                                  STOCKHOLDER

         Target and the Principal Stockholder, jointly and severally, represent and warrant to Acquiror and Merger Sub that the statements contained in this
Article II are true and correct, except as set forth in the disclosure letter delivered by Target to Acquiror prior to the execution and delivery of this Agreement, as amended in accordance with Section 5.8(b), subject to the last sentence of 5.8(b) (the "Target Disclosure Letter"). The Target Disclosure Letter shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article II. Any reference in this Article II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and (ii) the availability of specific performance, injunctive relief and other equitable remedies.

         2.1 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined in Section 9.2) on Target. Target has delivered to Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Target does not own any subsidiaries and does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

         2.2 Capital Structure. The authorized capital stock of Target consists of 32,000,000 shares of Target Common Stock and 5,000,000 shares of preferred stock, $0.001 par value per share (the "Target Preferred Stock"), of which there were issued and outstanding as of the date of this Agreement, 16,000,000 shares of Target Common Stock and no shares of Target Preferred Stock. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of options outstanding as of the date of this Agreement under the Target Stock Option Plan. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved 2,400,000 shares of Target Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plan, of which no shares have been issued pursuant to option exercises or direct stock purchases, 2,358,200 shares are subject to outstanding, unexercised options. Except for (i) the rights created pursuant to this Agreement, and (ii) rights created pursuant to the Target Stock Option Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The Target Disclosure Letter also sets forth a true, correct and complete list of all outstanding Target Options (which, for each outstanding option, sets forth, as of the date of this Agreement, the name of the holder of such option, the number of shares subject to such options, the amount of such options that are vested and the vesting schedule for any unvested options, the type of stock subject to such option, the exercise price of such option, the repricing of any such option and, if the exercisability of such option will be or is required to be accelerated in any way by the transactions contemplated by this Agreement or for any other reason, an indication of the extent of such acceleration and the reason therefor) (the "Option Schedule"). There are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, among any of Target's stockholders or between any of Target's stockholders and any third party, except for the stockholders delivering Voting Agreements. The terms of the Target Stock Option Plan permit the assumption of such Target Stock Option Plan by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of the outstanding options, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Target Capital Stock, Target Options, Target Warrants and other Target securities, if any, were issued in compliance with all applicable federal and state securities laws, except where the failure to so comply would not have a Material Adverse Effect on Target.

         2.3    Authority.

                (a) Target has all requisite corporate power, and authority to enter into this Agreement, the Escrow Agreement, in substantially the form as Exhibit C hereto, to be entered into among Acquiror, Target, the Principal Stockholder and The Chase Manhattan Bank, as Escrow Agent (the "Escrow Agreement"), and the Amended and Restated the Registration Rights Agreement, in substantially the form as Exhibit H hereto, to be entered into among Acquiror, the Principal Stockholder, and the stockholders of Acquiror named therein (the "Registration Rights Agreement, and with this Agreement and the Escrow Agreement, collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's stockholders as contemplated by Section 6.1(a). This Agreement and other Transaction Documents have been duly executed and delivered by Target and constitute the valid and binding obligations of Target enforceable against Target in accordance with their terms.

                (b) The execution and delivery of this Agreement and the other Transaction Documents by Target do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Target, as amended, or (ii) any contract or any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except for such conflicts, violations, defaults, rights or losses which would not have a Material Adverse Effect on Target. Without limiting the generality of the forgoing, the Target Board of Directors has unanimously (i) approved the Merger, (ii) resolved to recommend approval and adoption of this Agreement and the Merger by the Target stockholders, and (iii) has not withdrawn or modified such approval or resolution to recommend.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for
(i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and
(iv) such other consents, authorizations, filings, approvals and registrations which have been made or, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or delay beyond January 15, 2001 any of the transactions contemplated by this Agreement.

         2.4 Financial Statements. Target has delivered, or if not delivered prior to date hereof, will deliver prior to the Closing, to Acquiror its audited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) for the fiscal year ended January 31, 1999 and 2000, and its unaudited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) on a consolidated basis as at, and for the eight-month period ended September 29, 2000 (collectively, the "Financial Statements"). The Financial Statements have been (or will be) prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present (or will fairly present), in all material respects, the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject; in the case of the unaudited financial statements, to normal year-end audit adjustments which are not material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with GAAP.

         2.5 Absence of Certain Changes. Since September 29, 2000, Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any material adverse change to the business, financial condition or results of operation or the properties, assets and liabilities of Target, but excluding changes arising from or relating to:

                (A) conditions generally affecting the information security, information technology, technology, e-commerce, banking or financial services industries; or

                (B) conditions generally affecting the United States economy;

(ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any contract entered into by Target, other than as provided to Acquiror, or any amendment or termination of, or default under, any contract to which Target is a party or by which it is bound that has resulted in, or is reasonably likely to result in, a Material Adverse Effect on Target; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants whose annual compensation is $100,000 or more; (viii) capital expenditures or capital commitments by Target exceeding $100,000 individually or $500,000 in the aggregate; (ix) any transaction or agreement with the Principal Stockholder other than the loaning of funds by the Principal Stockholder to Target in the ordinary course of business consistent with past practices and repayment of such funds by Target to the Principal Stockholder; and (x) any agreement by Target to do any of the things described in the preceding clauses (i) through (ix).

        2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet for the period ended September 29, 2000 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business after September 29, 2000, (iii) those not required to be set forth in the Target Balance Sheet under GAAP and (iv) those incurred in connection with the execution of this Agreement.

        2.7 Accounts Receivable. The accounts receivable to be listed on the Target Balance Sheet arose in the ordinary course of business in connection with bona fide transactions. To Target's knowledge, no material amount of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim except for accounts receivable expressly reserved against in the Target Balance Sheet. Other than with respect to contracts recorded on a percentage completion basis, no material amount of accounts receivable are contingent upon the performance by Target of any obligation.

        2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target and the Principal Stockholder, threatened against Target or the Principal Stockholder, or any of their respective properties or officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or the Principal Stockholder, or, to the knowledge of Target or the Principal Stockholder, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party, other than for the routine collection of bills. The Principal Stockholder does not have any plans to initiate any litigation, arbitration or other proceeding against any third party relating to Target.

        2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or the Principal Stockholder, that has or could reasonably be expected to have the effect of prohibiting or impairing any current business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted in a manner that would result in a Material Adverse Effect on Target.

        2.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business as currently conducted or the holding of any such interest ((i) and (ii) herein collectively called "Target

Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations would not have a Material Adverse Effect on Target.

        2.11 Title to Property. Target has good and valid title to all properties, and assets, real and personal it owns or uses for the conduct of its business as presently conducted including without limitation those that are or will be reflected in the Target Balance Sheet or acquired after September 29, 2000 (except properties, and assets sold or otherwise disposed of in the ordinary course of business since September 29, 2000), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt to be reflected on the Target Balance Sheet. All material tangible assets used as of September 19, 2000 in the business and operations of Target are set forth on Schedule 2.11. Other than as set forth on Schedule 2.11, Target does not utilize any other properties or assets, whether or not owned by the Principal Stockholder or any Affiliate thereof, in the conduct of its business. Schedule 2.11 identifies each parcel of real property owned or leased by Target.

        2.12    Intellectual Property.

                (a) Except as identified in Parts I and II to Schedule 2.12(a)(i), Target is the sole and exclusive owner of, or has the valid and enforceable right to exploit (to the extent reasonably necessary for Target to conduct its business as presently conducted or as currently proposed to be conducted), all Target Intellectual Property (defined below). Except as identified in Schedule 2.12(a)(ii), assuming Target continues to conduct its business as it presently is being conducted or as it is proposed to be conducted, the Target Intellectual Property is free of all contingent and noncontingent liens, restrictions, interests, rights of reversion or termination and all other encumbrances of any nature that could reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operation of Target. The conduct of Target's business as currently conducted by Target or as currently proposed to be conducted, to Target's best knowledge, will not infringe, misappropriate or violate any Intellectual Property (defined below) of others. Except as set forth in Schedule 2.12(a)(iii): (w) Principal Stockholder has transferred or assigned, or will transfer or assign, to Target all right, title and interest in and to Target Intellectual Property that was owned by the Principal Stockholder and is exclusively used in connection with the business of Target as presently conducted or as currently proposed to be conducted; (x) Principal Stockholder has transferred or assigned, or will transfer or assign, to Target all right, title and interest in and to Principal Stockholder's licenses or agreements, if any, with respect to Target Intellectual Property which is exclusively used by Target in connection with the business of Target as presently conducted or as currently proposed to be conducted, except any non-assignable off-the-shelf software available to Target on commercially reasonable terms; and (y) Principal Stockholder has licensed to Target the right to fully exploit all Target Intellectual Property which is owned by Principal Stockholder and used nonexclusively by Target in connection with the business of Target as presently conducted or as currently proposed to be conducted; and (z) Principal Stockholder has transferred or licensed, or will transfer or license, to Target the right to exploit (to the extent reasonably necessary for Target to conduct its business as presently conducted or as currently proposed to be conducted) all Target Intellectual Property which is licensed to the Principal Stockholder by third parties and used nonexclusively by Target in connection with the business of Target as presently conducted or as currently proposed to be conducted, except any non-sublicensable or nontransferrable off-the-shelf software available to Target on commercially reasonable terms.

                (b) Schedule 2.12(b)(i) identifies all Target Intellectual Property that is the subject of any application, registration or issuance with or from any governmental entity ("Registered Intellectual Property") and registered to, owned by, or exclusively licensed to Target and Schedule 2.12(b)(ii) identifies Registered Intellectual Property registered to, owned by, or exclusively licensed to Principal Stockholder, if any. All such registered or issued Target Intellectual Property is valid and subsisting and is free from any challenge, and neither Target nor Principal Stockholder are aware of any basis therefor. All such applications, registrations and issuances have been properly maintained.

                (c) Target has endeavored to adequately protect all other Target Intellectual Property through the use of confidentiality agreements and otherwise and neither Target nor Principal Stockholders is aware of any use, exercise or exploitation of any Target Intellectual Property, except as authorized by Target or identified in Schedules 2.12(c).

                (d) Schedule 2.12 (d)(i) discloses all material categories of goods or services currently offered by or currently proposed to be offered by Target to more than one customer (such good and services within those categories, the "Material Products and Services"); Schedule 2.12 (d)(ii) discloses all licenses, agreements or grants of rights between Target and Principal Stockholder and all material licenses, agreements or grants of rights between Target or Principal Stockholder and any third party with respect to Target Intellectual Property as used or exploited or incorporated in or otherwise necessary in the delivery of Material Products and Services (excluding Target Intellectual Property necessary in the general administration of Target's business); and Schedule 2.12 (d)(iii) discloses all licenses, agreements or grants of rights that obligates or may obligate Target or Principal Stockholder to pay royalties or other payments or other fees in excess of $10,000 in connection with the use or exploitation of Target Intellectual Property. To the knowledge of Target and Principal Stockholder, Target and Principal Stockholder are currently in compliance with all licenses or agreements relating to Target Intellectual Property. To the knowledge of Target and Principal Stockholder, neither the United Statement Government nor any other customer or third party is in violation of any licenses or agreements with respect to any Target Intellectual Property.

                (e) Schedule 2.12(e) identifies any contracts or agreements with third parties that require Target or Principal Stockholder to place any Target Intellectual Property (including without limitation source code) in escrow. To the knowledge of Target and Principal Stockholder (i) Target and Principal Stockholder have complied with all escrow deposit requirements under such contracts or agreements and (ii) no release event has occurred in any escrow agreement under such contracts or agreements.

                (f) Except as set forth in Schedule 2.12(f), each current and former employee and contractor of Target has executed and delivered (and to the knowledge of Target and the Principal Stockholder, is in compliance with) an agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor), which agreement provides written assignments to Target or Principal Stockholder of all title and rights to any Target Intellectual Property conceived or developed thereunder or otherwise in connection with his or her consulting or employment.

                (g) "Intellectual Property" means patent rights; technology; business and technical information; inventions; trade name, trademark, service mark and similar rights ("Mark" rights); copyrights; applications, software; mask work rights; data, databases and sui generis database rights; methodologies and algorithms; trade secret rights; and all other intellectual and industrial property rights of any sort, and all applications, registrations, issuances and the like with respect thereto. "Target Intellectual Property" means all Intellectual Property that is owned by Target, or used, exercised, or exploited, or otherwise necessary for, Target's business as currently conducted or as currently proposed to be conducted.

        2.13 Environmental Matters. Target is and has at all times operated its business in material compliance with all Environmental Laws, and to the knowledge of Target and the Principal Stockholder, no material expenditures are or will be required in order to comply with such Environmental Laws. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C.ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq.

        2.14    Taxes.

                (a) All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information returns and reports) required to be filed with any Tax authority with respect to any Taxable period ending on or before the Closing, by or on behalf of Target (collectively, "Tax Returns" and individually a "Tax Return"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns on or before the Effective Time have been or will be paid on or before such date. The Target Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes (whether or not shown as due on the Tax Returns) with respect to all periods through the Target Balance Sheet Date and Target has not and will not incur any Tax liability in excess of the amount reflected on the Target Balance Sheet included in the Target Financial Statements with respect to such periods, other than Taxes incurred in the ordinary course of its business following the Target Balance Sheet, and (ii) fully accrues in accordance with GAAP all material liabilities for Taxes payable after the Target Balance Sheet

Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true and accurate in all material respects. With respect to periods after the Target Balance Sheet Date, no Tax liability has been incurred by Target which exceeds the amount of Tax liability that would have been incurred in the ordinary course of business of Target during such period had Target not been a member of an affiliated, consolidated, combined or unitary group for Tax purposes during any part of such period, and adequate provision has been made by Target for all Taxes since that date on at least a quarterly basis. Other than with respect to (i) the amount of Taxes reflected in the reserve for Tax liability reflected on the Target Balance Sheet that is part of the Target Financial Statements, and (ii) the amount of Taxes that would have been incurred by Target in the ordinary course of business between the Target Balance Sheet Date and the Closing had Target not been a member of an affiliated, consolidated, combined or unitary group for Tax purposes during any part of such period, Principal Stockholder has the sole and absolute liability with respect to the payment of any Taxes imposed on Target attributable to any Tax year or portion thereof ending on or before the Closing (or for any Tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing) and Principal Stockholder shall pay all such Taxes when due. If Principal Stockholder pays any Tax that is attributable to the period between the Target Balance Sheet Date and the Closing and would have been incurred by Target in the ordinary course of business had Target not been a member of an affiliated, consolidated, combined or unitary group for Tax purposes during any part of such period, then Target shall reimburse Principal Stockholder for the amount of such Tax within 21 business days after receipt from Principal Stockholder of a written claim for such reimbursement together with a reasonably detailed written computation of the amount thereof, unless Target reasonably disagrees with such computation or other basis for such claim in which case, if the parties cannot come to agreement within 30 days, the dispute shall be submitted to arbitration in accordance with Section 8.8 hereof. If Principal Stockholder pays any other Tax attributable to Target as to any Tax year or portion thereof ending on or before the Target Balance Sheet Date (or for any Tax year beginning before and ending after the Target Balance Sheet Date to the extent allocable to the portion of such period beginning before and ending on the Target Balance Sheet Date), then up to the amount of the reserve for Tax liability reflected on the Target Balance Sheet that is part of the Target Financial Statements (reduced by (i) prior reimbursements paid to Principal Stockholder pursuant to this sentence,
(ii) amounts previously paid by Target or Acquiror to a Tax authority in respect of a Tax otherwise reimbursable pursuant to this sentence and, (iii) amounts previously paid or reasonably expected to be paid in respect of Taxes covered by or relating to periods covered by such Tax reserve), then Target shall reimburse Principal Stockholder for the amount of such Tax within 21 business days after receipt from Principal Stockholder of a written claim for such reimbursement together with a reasonably detailed written computation of the amount thereof unless Target reasonably disagrees with such computation or other basis for such claim in which case, if the parties cannot come to agreement, the dispute shall be submitted to arbitration in accordance with Section 8.8 hereof.

                (b) Target has previously provided or made available to Acquiror copies of all income, franchise, and sales Tax Returns as filed with the appropriate Tax authority, and, as reasonably requested by Acquiror, prior to or following the date hereof, presently existing information statements and reports. Target has withheld and paid to the applicable financial institution or Tax authority all amounts required to be withheld. To the best knowledge of

Target, no Tax Returns filed with respect to Taxable years of Target through the Taxable year ended December 31, 1999 in the case of the United States, have been examined and closed. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target or the Principal Stockholder) investigation now pending or (to the knowledge of Target or the Principal Stockholder) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. None of the assets of Target is property that Target is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of Target directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets of Target is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Target has not made and will not make a deemed dividend election under Treas. Reg. Section 1.1502-32(f)(2) or a consent dividend election under Section 565 of the Code. Target has never been a party to any transaction intended to qualify under Section 355 of the Internal Revenue Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of
Section 999 of the Code. No Target stockholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has never elected to be treated as an S-corporation under the Code or any corresponding provision of federal or state law. All material elections with respect to Target's Taxes made during the fiscal year ending December 31, 1999 are reflected on the Target Tax Returns for such period, copies of which have been provided or made available to Acquiror. After the date of this Agreement and prior to the Effective Time, no material election with respect to Taxes will be made without the prior written consent of Acquiror, which consent not to be unreasonably withheld. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G (as determined without regard to Section 280G(b)(4), 162 (other than 162(a)) or 404 of the Code. Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement. Target has previously provided or made available to Acquiror copies of all income, franchise, and sales Tax Returns as filed with the appropriate Tax authority, and, as reasonably requested by Acquiror, prior to or following the date hereof, presently existing information statements and reports. Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                (c) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "Target" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

        2.15    Employee Benefit Plans.

                (a) For all purposes under this Section 2.15 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) that, together with Target, is treated as a single employer under Section 4001(b) of ERISA or
Section 414 of the Code. Except for the plans and agreements listed in Schedule
2.15 (collectively, the "Plans"), Target and its ERISA Affiliates do not maintain, are not a party to, do not contribute to and are not obligated to contribute to, and the employees or former employees of Target and its ERISA Affiliates and their dependents or survivors do not receive benefits under, any of the following (whether or not set forth in a written document):

                    (i) Any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA");

                    (ii) Any bonus, deferred compensation, incentive, restricted stock, stock purchase, stock option, stock appreciation right, phantom stock, supplemental pension, executive compensation, cafeteria benefit, dependent care, director or employee loan, fringe benefit, sabbatical, severance, termination pay or similar plan, program, policy, agreement or arrangement; or

                    (iii) Any plan, program, agreement, policy, commitment or other arrangement relating to the provision of any benefit described in section 3(1) of ERISA to former employees or directors or to their survivors, other than procedures intended to comply with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

                (b) Neither Target nor any ERISA Affiliate has, since January 1, 1994, terminated, suspended, discontinued contributions to or withdrawn from any employee pension benefit plan, as defined in section 3(2) of ERISA, including (without limitation) any multiemployer plan, as defined in section 3(37) of ERISA.

                (c) Target has provided or made available to Acquiror complete, accurate and current copies of each of the following:

                      (i) The text (including amendments) of each of the Plans, to the extent reduced to writing;

                     (ii) A summary of each of the Plans, to the extent not previously reduced to writing;

                    (iii) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the following:

                          (1) The most recent summary plan description, as
described in section 102 of ERISA;

                          (2) Any summary of modifications that has been
distributed to participants but has not been incorporated in an updated summary plan description furnished under Subparagraph (1) above; and

                          (3) The annual report, as described in section 103 of
ERISA, and (where applicable) actuarial reports, for the three most recent plan years for which an annual report or actuarial report has been prepared; and

                     (iv) With respect to each Plan that is intended to qualify under section 401(a) of the Code the most recent determination letter concerning the plan's qualification under section 401(a) of the Code, as issued by the Internal Revenue Service, and any subsequent determination letter application.

                (d) With respect to each Plan that is an employee benefit plan (as defined in section 3(3) of ERISA), the requirements of ERISA applicable to such Plan have been satisfied in all material respects.

                (e) With respect to each Plan that is subject to COBRA, the requirements of COBRA applicable to such Plan have been satisfied in all material respects.

                (f) With respect to each Plan that is subject to the Family Medical Leave Act of 1993, as amended, the requirements of such Act applicable to such Plan have been satisfied in all material respects.

                (g) Each Plan that states that it intends to qualify under section 401(a) of the Code meets the requirements for qualification under section 401(a) of the Code and the regulations thereunder, except to the extent that such requirements may be satisfied by adopting retroactive amendments under section 401(b) of the Code and the regulations thereunder or may be otherwise corrected without material cost to Target. Each such Plan has been administered in all respects in accordance with its terms (or, if applicable, such terms as will be adopted pursuant to a retroactive amendment under section 401(b) of the
Code) and the applicable provisions of ERISA and the Code and the regulations thereunder.

                (h) Neither Target nor any ERISA Affiliate has any accumulated funding deficiency under section 412 of the Code or any termination or withdrawal liability under Title IV of ERISA.

                (i) All contributions, premiums or other payments due from the Target to (or under) any Plan have been fully paid or adequately provided for on the books and financial statements of Target. All accruals (including, where appropriate, proportional accruals for partial periods) have been made in accordance with prior practices.

        2.16    Employees and Consultants.

                (a) Schedule 2.16 sets forth a true and complete list of all individuals employed by Target as of the date hereof and the position and base compensation payable to each such individual, and none of such individuals are employed by the Principal Stockholder on the date hereof. Other than offer letters, each of which relate to employments-at-will and a form of which has been provided to Acquiror, there are no written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party, or which relate to Target and to which the Principal Stockholder is party.

                (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement, is not a party to any labor proceeding and to the knowledge of Target is not involved in any labor dispute. The Principal Stockholder is not subject to any of the foregoing as they relate to Target.

                (c) The consummation of the transactions contemplated herein will not result in (i) any amount becoming payable to any employee, director or independent contractor of Target, (ii) the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

                (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

                (e) There are no pending or, to Target's knowledge, threatened claims or actions (or basis therefor) against Target under any worker's compensation policy or long-term disability policy, except for any claim or action the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Target.

                (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); and there have not been any discrimination complaints filed against Target (or against the Principal Stockholder as they relate to Target) pursuant to IRCA, and to the knowledge of Target and the Principal Stockholder, there is no basis for the filing of such a complaint, except for those complaints that if decided against Target would not have a Material Adverse Effect on Target.

                (g) Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, and to the knowledge of Target and the Principal Stockholder, there is no basis for such a complaint except for those complaints that if decided against Target would not have a Material Adverse Effect on Target.

                (h) Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

                (i) Target has filed all reports and information required to be filed under applicable law with respect to its employees that are due prior to the date hereof and otherwise has complied in all material respects in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies, except where such failure to file or non-compliance would not have a Material Adverse Effect on Target. Target has filed and shall file any such reports and information that are required to be filed under applicable law prior to the Closing Date.

                (j) Target is not aware that any of its employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "Employee Obligation") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or proposed to be conducted, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation, where such breach or default would have a Material Adverse Effect on Target.

        2.17 Related-Party Transactions. No Target stockholder or employee, officer or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To Target's knowledge, no member of the immediate family of any officer or director of Target is directly or indirectly interested in any material contract with Target.

        2.18 Insurance. Target is insured by policies of insurance and bonds owned by the Principal Stockholder that are of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in material compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.19 Compliance with Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Target.

        2.20 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.21 Invention Assignment Agreements. All existing employees of Target have executed an Invention, Copyright and Confidentiality Agreement and a Confidentiality, Non-Disclosure and Conflict of Interest Agreement in the form previously provided to Acquiror.

        2.22 Vote Required. The affirmative vote of the holders of a majority of the Target Common Stock outstanding is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

        2.23    [Intentionally Omitted]

        2.24    [Intentionally Omitted]

        2.25 Customers. As of the date hereof, no customer which individually accounted for more than 1% of Target's gross revenues during the 12 month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation, the consummation of the transactions contemplated hereby, and to the best knowledge of Target and the Principal Stockholder, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially the amount of services previously ordered under an existing purchase or task order, other than completion of the project subject to such purchase or task order. Target has not breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer of Target.

        2.26 Material Contracts. Except for the material contracts (the standard of "material" is defined with reference to Regulation S-K as promulgated under the Securities Act of 1933, as amended (the "Securities Act")) described in Schedule 2.26 (collectively, the "Material Contracts") Target is not a party to or bound by any material contract, including without limitation:

                (a) any distributor, sales, advertising, agency or manufacturer's representative contract involving more than $150,000 over the life of the contract;

                (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $150,000 over the life of the contract;

                (c) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                (d) any contract for capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

                (e) any contract prohibiting Target from engaging in any line of business or competing with any other Person as that term is defined in the Exchange Act (as defined herein);

                (f) any contract pursuant to which Target leases any real property;

                (g) any contract with any affiliate other than with employees of Target or the Principal Stockholder disclosed elsewhere herein;

                (h) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person, other than director and officer indemnification agreements and indemnification agreements contained in standard customer agreements entered into the ordinary course of business and those where the obligations are less than $100,000 individually or $500,000 in the aggregate;

                (i) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to use, or given access to any Target Intellectual Property;

                (j) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to use (A) any third party Intellectual Property or (B) any Target Intellectual Property (in both cases, other than off the shelf software products used in its business under various "shrink wrap" licenses);

                (k) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("Source Materials"); and

                (l) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof, other than indemnification provisions contained in customary purchase orders/purchase agreements/product licenses/professional licenses arising in the ordinary course of business.

        2.27 No Breach of Material Contracts. The Target has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any contract, except where the failure to so perform or the failure to be entitled to all benefits or such default would not have a Material Adverse Effect on Target. Each of the Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (B) result in the loss or expiration of any material right or option by Target (or the gain thereof by any third party) under any Material Contract or (C) result in the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.26(m)). True, correct and complete copies of all Material Contracts have been made available or delivered to the Acquiror.

        2.28    [Intentionally Omitted].

        2.29    [Intentionally Omitted]

        2.30 Minute Books. The minute books of Target made available to Acquiror contain a complete record of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement.

        2.31 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

        2.32 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE II-A

           REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER

        In addition to the joint and several representations made in Article II hereof, the Principal Stockholder hereby represents and warrants that:

        2A.1    Authority.

                (a) The Principal Stockholder has all requisite power, corporate or otherwise, and authority to enter into this Agreement, the Registration Rights Agreement and the Escrow Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Principal Stockholder. This Agreement and other Transaction Documents have been duly executed and delivered by the Principal Stockholder and constitute the valid and binding obligations of the Principal Stockholder enforceable against the Principal Stockholder in accordance with their terms.

                (b) The execution and delivery of this Agreement and the other Transaction Documents by the Principal Stockholder do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of the Principal Stockholder, as amended, or (ii) any material contract or any material permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Principal Stockholder or any of its properties or assets, except where such conflict, violation, default, right or loss would not result in the prevention or material delay of the transactions contemplated by this Agreement.

        2A.2    Title to Stock. The Principal Stockholder has good and valid title to the Target Common Stock held by it, free and clear of all liens, encumbrances, equities or claims. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Principal Stockholder or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

        2A.3    No Distribution. The Principal Stockholder is acquiring the shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distributions thereof, except in compliance with applicable securities laws. It understands that the shares of Acquiror Common Stock have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Principal Stockholder's representations as expressed herein.

        2A.4    Sophistication of Principal Stockholder. The Principal
Stockholder understands that Acquiror has a limited financial and operating history and that an investment in Acquiror involves substantial risks. The Principal Stockholder further understands that the purchase of the shares of Acquiror Common Stock is a highly speculative investment. The Principal Stockholder is able, without impairing the Principal Stockholder's financial condition, to hold the shares of Acquiror Common Stock and for an indefinite period of time and to suffer a complete loss of the Principal Stockholder's investment.

        2A.5    Accredited Investor. The Principal Stockholder is an accredited investor within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                                   ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

                Acquiror and Merger Sub, jointly and severally, represent and warrant to Target that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Acquiror to Target prior to the execution and delivery of this Agreement, as amended in accordance with Section 5.8(b), subject to the last sentence of Section 5.8(b) (the "Acquiror Disclosure Schedule"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III, and the disclosure in any paragraph shall qualify only the corresponding paragraph in this Article III. Any reference in this
Article III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) laws of general application relating to bankruptcy, insolvency, moratorium and the relief of debtors, and
(ii) the availability of specific performance, injunctive relief and other equitable remedies.

        3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and its subsidiaries, each as amended to date, to Target. Neither Acquiror nor Merger Sub (or any other subsidiary) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Acquiror SEC Documents (as defined in Section 3.4), Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

        3.2 Capital Structure. The authorized capital stock of Acquiror consists of 200,000,000 shares of Common Stock, $0.001 par value, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which there were issued and outstanding as of the close of business on the date hereof, 29,102,124 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of options issued under the 1999 Stock Incentive Plan (the "Acquiror Stock Option Plan"), Acquiror's Employee Stock Purchase Plan and options granted outside the Acquiror Stock Option Plan. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value, all of which are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound. As of the date hereof, Acquiror had reserved (i) 6,655,600 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plan, of which approximately 556,122 shares had been issued pursuant to option exercises, and approximately 5,667,751 shares were subject to outstanding, unexercised options, (ii) 750,000 shares of Common Stock pursuant to Acquiror's Employee Stock Purchase Plan, of which approximately 85,337 shares had been issued pursuant to stock purchases, and
(iii) 4,140,340 shares of Acquiror Common Stock upon the exercise of outstanding options granted outside the Acquiror Stock Option Plan. Other than as set forth above and the commitment to issue shares of Common Stock pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders or (ii) to the best of Acquiror's knowledge, between or among any of Acquiror's stockholders or between any of Acquiror's stockholders and any third party. All outstanding shares of Acquiror Common Stock, options, warrants and other Acquiror securities were issued in compliance with all applicable federal and


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

state securities laws, except where the failure to so comply would not have a Material Adverse Effect on Acquiror.

        3.3     Authority.

                (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub, subject only to the approval of the Merger by Acquiror's stockholders as contemplated by Section 6.1(a). This Agreement and the other Transaction Documents have been duly executed and delivered by each of Acquiror and Merger Sub and constitute the valid and binding obligations of each of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with their terms. Without limiting the generality of the forgoing, the Acquiror Board of Directors has unanimously (i) approved the Merger, and
(ii) has not withdrawn or modified such approval or resolution to recommend.

                (b) The execution and delivery of this Agreement and the other Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any agreement contained as an exhibit to any Acquiror SEC Documents (as defined) or any instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or any of its subsidiaries or their properties or assets, except for such conflicts, violations, defaults, rights or losses which would not have a Material Adverse Effect on Acquiror.

                (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of the proxy statement, (iii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iv) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (v) such filings as may be required under HSR, (vi) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares, with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror, and (vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

        3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act, definitive proxy statement, and other filing filed with the SEC by Acquiror since its inception, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. Acquiror has filed all Acquiror SEC Documents required to be filed and, as of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. Acquiror has heretofore made, and hereafter will make, available to Principal Stockholder a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed by Acquiror with the SEC pursuant to the Exchange Act. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

        3.5 Absence of Certain Changes. Since June 30, 2000 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any material adverse change, or any event likely to result in such change, to the business, financial condition or results of operation or the properties, assets and liabilities of Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror, (iii) any contract entered into by Acquiror, other than as provided to Target, or any amendment or termination of, or default under, any contract to which Acquiror is a party or by which it is bound that has resulted, or is reasonably likely to result, in a Material Adverse Effect on Acquiror;
(iv) any amendment or change to the Certificate of Incorporation or Bylaws of Acquiror; (v) capital expenditures or capital commitments by Acquiror exceeding $500,000 individually or $2,500,000 in the aggregate; (vi) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any revaluation by Acquiror of


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

any of its assets; or (vii) any agreement by Acquiror to do any of the things described in the preceding clauses (i) through (vi).

        3.6 Litigation. Except as disclosed in the Acquiror SEC Documents, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror. Acquiror does not have any plans to initiate any litigation, arbitration or other proceeding against any third party, other than for routine collection on bills.

        3.7     [Intentionally Omitted].

        3.8 Compliance with Laws. Acquiror has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violation or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

        3.9 Brokers' and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.10 Vote Required. The votes of the holders of Acquiror's Capital Stock are not necessary to approve this Agreement and the transactions contemplated hereby.

        3.11 No Breach of Material Contracts. The Acquiror has performed all of the material obligations required to be performed by it and is entitled to all benefits under, and is not in default in respect of any contract of Acquiror, except where the failure to so perform or the failure to be entitled to all benefits or such default would have a Material Adverse Effect on Acquiror. Each of the Acquiror Material Contracts is in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to Acquiror or Acquiror's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or happening of any other event or conditions, could reasonably be expected to (A) become a default or event of default under any Acquiror Material Contract which default or event of default could reasonably be expected to have a Material Adverse Effect on Acquiror or (B) result in the loss or expiration of any material right or option by Acquiror (or the gain thereof by any third party) under any Acquiror Material Contract, which loss or expiration would have a Material Adverse Effect on Acquiror or (C) result in the release, disclosure or delivery to any third party of any party of the Source Materials of Acquiror (as defined in Section 2.26(k)). True, correct and complete copies of all Acquiror Material Contracts have been made available or delivered to the Target.

        3.12 Minute Books. The minute books of Acquiror made available to Target contain a complete record of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Acquiror through the date of this Agreement.

        3.13 Complete Copies of Materials. Acquiror has delivered or made available true and complete copies of each document which has been requested by Target or its counsel in connection with their legal and accounting review of Acquiror.

        3.14 Representations Complete. None of the representations or warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Target and Acquiror each agree (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of Target and Acquiror further agrees to
(i) pay and to cause its subsidiaries to pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) subject to the other's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and (iii) to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall not be materially impaired at the Effective Time. Target and Acquiror agree to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could reasonably be expected to have a Material Adverse Effect on it. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                (a) Charter Documents. Cause or permit any amendments to its Certificate or Articles of Incorporation or Bylaws;

                (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                (c) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) and (b) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

        4.2 Conduct of Business of Target During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as set forth on Schedule 4.2 and as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror, such consent not to be unreasonably withheld:

                (a) Material Contracts. Enter into any material contract, agreement, license or commitment, other than in the ordinary course of business consistent with past practices, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, except to the extent that such violation, amendment, modification, or waiver would not have a Material Adverse Effect on Target;

                (b) Stock Option Plans, etc. Except as set forth on Schedule 4.2(b), accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans, provided that the Principal Stockholder may offer cash settlements or other consideration, payable by or otherwise obligating the Principal Stockholder (and not Target), to directors of Target and employees of Target who will not be employed by the Surviving Corporation after the Effective Date in consideration of such persons terminating their existing Target Options. Notwithstanding the foregoing, such offers of cash settlements or other consideration shall in no event impose any obligations on Target, the Surviving Corporation or Acquiror;

                (c) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Target Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement or grants of stock options to persons other than officers or directors of Target or Principal Stockholder and consistent with past practice, pursuant to the Target Stock Option Plan;

                (d) Intellectual Property. Transfer to or license any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than the grant of non-exclusive licenses in the ordinary course of business consistent with past practice;

                (e) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

                (f) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business;

                (g) Indebtedness. Incur or commit to incur any indebtedness for borrowed money except to the Principal Stockholder in the ordinary course of business consistent with past practice or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                (h) Leases. Enter into any operating lease requiring payments in excess of $100,000 individually or $500,000 in the aggregate;

                (i) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $100,000 in any one case or $500,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Balance Sheet, or debt owed to the Principal Stockholder incurred after the date of the Target Balance Sheet in the ordinary course of business consistent with past practices;

                (j) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $100,000 individually or $500,000 in the aggregate;

                (k) Insurance. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

                (l) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                (m) Employee Benefits; Severance. Except as set forth in
Schedule 4.2(m), take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee except (A) in the ordinary course of business consistent with past practice, (B) payments made pursuant to written agreements or company policies outstanding on the date hereof or (C) as required by applicable federal, state or local law or regulation, (iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                (n) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, (ii) for employment related matters arising in the ordinary course of business consistent with past practice, or (iii) for a breach of this Agreement;

                (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business, taken as a whole;

                (p) Taxes. Make any material tax election other than in the ordinary course of business and consistent with past practice, change any material tax election, adopt any tax accounting method other than in the ordinary course of business and consistent with past practice, change any tax accounting method, file any tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns, income/franchise tax returns for the fiscal year ended January 31, 2000 or sales tax returns) or any amendment to a tax return, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

                (q) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business or as required by generally accepted accounting principles; or

                (r) Related Parties. Except for intercompany work orders with the Principal Stockholder entered into in the ordinary course of Target's business consistent with past practices, enter into any agreements, commitments or contracts with any of its affiliates (as defined in the Exchange Act) or other related parties, or otherwise dispose of any assets or waive any rights or obligations in favor of the foregoing.

                (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

        4.3 Notices. Each of Acquiror and Target shall give all notices and other information required to be given to its employees, any collective bargaining unit representing any group of its employees, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

        5.1     No Solicitation.

                (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Target shall not, directly or indirectly, through any officer, director, employee, stockholder, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Takeover Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

                (b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal prior to the earlier of the Effective Time or the termination of this Agreement. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

        5.2     [Intentionally Omitted].

        5.3 Stockholder Meetings or Consent Solicitations. Target shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its stockholders to be held for the purpose of voting upon this Agreement and the Merger or (ii) commence a consent solicitation to obtain such approvals. Target shall use all reasonable efforts to solicit from their stockholders proxies or consents in favor of such matters as promptly as reasonably practicable.

        5.4     Access to Information.

                (a) Each of Acquiror and Target shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of its and its subsidiaries' properties, books, contracts, commitments and records, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of Acquiror and Target agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.5 Confidentiality. The parties acknowledge that Acquiror and Target have previously executed a non-disclosure agreement dated August 11, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        5.6 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except as may be required by Acquiror or the Principal Stockholder to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange.

        5.7     Consents; Cooperation.

                (a) Each of Acquiror and Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger, including those required under HSR, and shall use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Merger for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to HSR or any other federal or state antitrust or fair trade law.

                (b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Entity challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent

(each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither Target nor Acquiror shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) December 31, 2000 or
(ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                (c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (A) the business, properties, assets, liabilities, financial condition or results of operations of such party and its subsidiaries, taken as a whole or (B) the benefits intended to be derived as a result of the Merger.

        5.8 Update Disclosure; Breaches. From and after the date of this Agreement until the Effective Time, (a) each party hereto shall reasonably promptly notify the other party in writing of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of a party hereto, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, and (b) each party shall reasonably promptly notify the other party, by written update to its Disclosure Schedule, of any event, change, effect, matter or state of facts occurring after the date of this Agreement, which would, if occurring prior to the date of this Agreement, have been required to have been disclosed in the Disclosure Schedules to make such party's representations and warranties true and correct. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice, provided that such party, within ten days after receipt of such notice, advises the other party of its objection to the matter disclosed in such notice and the nature of such objection.

        5.9     Intentionally Omitted.

        5.10    Indemnification.

                (a) From and after the Effective Time, Acquiror and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Target or any of its subsidiaries (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the fullest extent permitted under applicable law and as provided under Target's Certificate of Incorporation, Bylaws and indemnification agreements in effect on the date hereof. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.10 and may specifically enforce its terms. This
Section 5.10 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with Acquiror or under Acquiror's Certificate of Incorporation or bylaws as presently in effect or as provided by Delaware law.

                (b) From and after the Effective Time, Acquiror shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Target pursuant to any indemnification agreements between Target and its directors and officers as of or prior to the date hereof and any indemnification provisions under Target's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

                (c) If Acquiror or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, proper provision shall be made so that such successors or assigns of Acquiror or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.

        5.11 Further Assurances. Principal Stockholder agrees to assist Target to further evidence, record and perfect all assignments and licenses contemplated by Section 6.3(l), and to perfect, obtain, maintain, enforce, and defend any such rights assigned or licensed.

        5.12 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

        5.13 Tax-Free Reorganization. Neither Target, Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

        5.14 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

        5.15    Stock Options.

                (a) At the Effective Time, the Target Stock Option Plan and each Target Option, whether vested or unvested, shall be assumed by Acquiror, and Target's repurchase right with respect to any unvested option shares granted under the Target Stock Option Plan shall be assigned to Acquiror and Acquiror shall thereafter comply with the terms of the Target Stock Option Plan with respect to such assumed Target Options. On the Closing Date, Target shall deliver to Acquiror an updated Option Schedule current as of such date. Each Target Option so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Target Stock Option Plan immediately prior to the Effective Time, except that (i) such Target Option shall be exercisable for that number of whole shares of Acquiror Common Stock equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such Target Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined below) and rounded down to the nearest whole number of shares of Acquiror Common Stock,
(ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such Target Option shall be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded down to the nearest whole cent. The vesting of any unvested Target Options will not accelerate as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. Within 45 business days after the Effective Time, Acquiror will issue to each person who, immediately prior to the Effective Time was a holder of a Target Option a document evidencing the foregoing assumption of such Target Option by Acquiror, and within 45 business days after an adjustment to the Option Exchange Ratio as a result of the provisions of Annex A hereto, Acquiror will issue to each such person a revised document reflecting the adjusted Option Exchange Ratio. The "Option Exchange Ratio" shall equal the quotient obtained by dividing the Acquiror Stock Subject to Target Options by the number of shares of Target Common Stock issuable pursuant to the exercise of all Target Options. The "Acquiror Stock Subject to Target Options" shall equal the quotient obtained by dividing the Initial Target Optionholder Consideration plus the Additional Optionholder Consideration (as defined and calculated in Annex A), if any, by the Closing Price for the Acquiror Common Stock.

                (b) Acquiror shall take all corporate action necessary to reserve and make available for issuance a sufficient number of shares of Acquiror Common Stock for delivery under Target Options assumed in accordance with this Section 5.15. Promptly after the Effective Time, Acquiror shall file a registration statement on Form S-8 (or any successor or other appropriate forms) or amend an existing registration statement with respect to the shares of Acquiror Common Stock subject to such Target Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such Target Options remain outstanding.

                (c) At the time specified and upon the achievement of the milestones set forth on Annex A hereto, each holder of Target Options assumed in the Merger that exercised such options prior to the Determination Date (as defined on Annex A), shall receive (A) the Additional Exercised Option Consideration (as defined on Annex A), divided by the aggregate number of shares of Acquiror Common Stock issued upon exercise of options assumed in the Merger prior to the Determination Date, multiplied by (B) the number of shares of Acquiror Common Stock obtained by such holder upon the exercise of options assumed in the Merger prior to the Determination Date.

        5.16 Escrow Agreement. On or before the Effective Time, Acquiror, Target, the Escrow Agent and the Stockholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit C.

        5.17 Listing of Additional Shares. Promptly after the date hereof, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Total Acquiror Shares and any additional shares of Acquiror Common Stock required to be reserved for issuance upon exercise of Target Options assumed by Acquiror and shall use reasonable best efforts to get such shares accepted for quotation prior to the Effective Time.

        5.18 Additional Agreements; Reasonable Best Efforts. Each of the parties agrees to use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Target or Acquiror, the proper officers and directors of each party to this Agreement shall take all such necessary action.

        5.19 Employees; Benefits. At least twenty (20) days prior to the Effective Date, Acquiror shall deliver to Target and the Principal Stockholder a schedule of those employees of Target that Acquiror does not wish to continue to employ after the Merger. Acquiror shall take such reasonable actions, to the extent permitted by Acquiror's benefits programs as they may be amended, as are necessary to allow eligible employees of Target to participate in the benefit programs of Acquiror, or alternative benefits programs in the aggregate substantially comparable to those applicable to employees of Acquiror on similar terms, as soon as practicable after the Effective Time of the Merger, including
(i) waiving all limitations as to pre-existing conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and (ii) providing each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible out-of-pocket requirements under such plan . For purposes of satisfying the terms and conditions of such programs, to the extent permitted by Acquiror's benefit programs as they may be amended, Acquiror shall give full credit for eligibility, or vesting for each participant's period of service with Target. Notwithstanding the foregoing, Acquiror's undertakings described in this
Section 5.19 are subject to the terms and conditions of any applicable insurance policies and requirements of relevant insurers.

        5.20 Other Agreements. The Principal Stockholder and Acquiror shall negotiate in good faith a Technical Services Agreement (the "Services Agreement") with respect to the transition of certain functions and services of Target after the Effective Date to Acquiror.

        5.21    [Reserved].

        5.22 Registration Rights Agreement. On or before the Effective Time, Acquiror, the Principal Stockholder and the stockholders of Acquiror named therein, will execute the Registration Rights Agreement substantially in the form attached hereto as Exhibit H.

        5.23    Certain Tax Matters.

                (a) Principal Stockholder and Surviving Corporation shall (i) each provide the other with such assistance as may reasonably be requested by them in connection with the preparation of any Tax returns, or in connection with any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, with any records or other information which may be relevant to any such Tax return, audit or examination, proceeding or determination, and
(iii) each provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required by be shown on any Tax return of the other for any period. Without limiting the generality of the foregoing, Principal Stockholder and Surviving Corporation shall retain, until the applicable statute of limitations (including any extensions) have expired, copies of all Tax returns, supporting work schedules and other records or information which may be relevant to such Tax returns for all tax periods or portions thereof ending before or including the Closing and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

                (b) Principal Stockholder agrees that it shall cooperate with Acquiror and Surviving Corporation in the event Acquiror and Surviving Corporation determine, in their absolute and sole discretion, to waive, pursuant to Code Section 172(b)(3), any right to carryback any NOLs incurred by Surviving Corporation for any Tax year or portion thereof beginning after the Closing (or for any Taxable year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning on and ending after the Closing) to any Tax year or portion thereof ending on or before the Closing (or for any Tax year beginning before and ending after the Closing to the extent allocable to the portion of such period beginning before and ending on the Closing).

        5.24    Plan of Reorganization.

                (a) This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto, shall use its reasonable best efforts to cause the Merger to qualify, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code, and following the Effective Time, neither the Surviving Corporation, Acquiror nor any of their affiliates shall take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

                (b) As of the date hereof, the Target does not know of any reason why it would not be able to deliver to Heller Ehrman White & McAuliffe LLP (tax counsel to the Target) or to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (tax counsel to Acquiror), at the date of the legal opinions referred to in Section 6.1(d) below, certificates substantially in compliance with Internal Revenue Service published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and the Target hereby agrees to deliver such certificates effective as of the date of such opinions. As of the date hereof, Acquiror does not know of any reason why it would not be able to deliver to tax counsel to the Target or tax counsel to Acquiror, at the date of the legal opinions referred to in Section 6.1(d) below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 7.02(d) and 7.03(c), and Acquiror hereby agrees to deliver such certificates effective as of the date of such opinions.

        5.25 Repayment of Debt. Schedule 5.25 sets forth the amount of outstanding debt owed by Target to the Principal Stockholder on the date hereof. Target shall deliver to Acquiror at the Effective Time a revised Schedule 5.25 setting forth the amount of outstanding debt owed by Target to the Principal Stockholder at the Effective Time. Immediately after the Effective Time, Acquiror shall cause to be paid all outstanding debt owed by Target to Principal Stockholder, as set forth on Schedule 5.25 (as updated), up to $31,460,270. Any amount of debt in excess of $31,460,270 owed by Target to Principal Stockholder at the Effective Time shall be converted into paid in capital on the books and records of Target; provided, however, that no shares of capital stock of Target shall be issued to Principal Stockholder in connection with such conversion of debt, if any.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of Target Common Stock as of the record date set for the Target Stockholders Meeting, or solicitation of stockholder consents, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of stockholders of Target as is required by the terms of Section 280G(b)(5)(B).

                (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, under state Blue Sky laws, and under HSR.

                (d) Tax Opinion. Each of Target and Acquiror shall have received a written opinion from their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code, which opinions shall be substantially identical in substance; provided, however, that if counsel to either Target or Acquiror does not render such opinion, this condition shall nonetheless be satisfied with respect to such party if counsel to the other party renders such opinion to such party. In preparing the Target and the Acquiror tax opinions, counsel may rely on reasonable assumptions and may also rely on (and to the extent reasonably required, the parties and Target's stockholders shall make) reasonable representations related thereto.

                (e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares, with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror shall have been made and accepted.

                (f) Escrow Agreement and Registration Rights Agreement. Acquiror, Target, Escrow Agent and the Stockholder's Agent (as defined in
Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit C and Acquiror, the Principal Stockholder and the stockholders of Acquiror named therein, shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Exhibit H.

                (g) Other Agreements. Acquiror and Principal Stockholder shall have entered into (A) the Assignment and Sublease Agreements referred to on
Schedule 4.2 and (B) the Services Agreement, both substantially in the form previously provided to Acquiror.

        6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                (a) Representations, Warranties and Covenants. Except as disclosed in the Acquiror Disclosure Schedule, as amended from time to time, pursuant to Section 5.8(b), (i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

                (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its chief executive officer and chief financial officer to the effect that, as of the Effective Time:

                     (i) all representations and warranties made by Acquiror and Merger Sub under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

                     (ii) all covenants, obligations and conditions of this Agreement to be performed by Acquiror and Merger Sub on or before such date have been so performed in all material respects.

                (c) Legal Opinion. Target and the Principal Stockholder shall have received a legal opinion from Acquiror's legal counsel substantially in the form attached as Exhibit E hereto.

                (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects (a "Material Adverse Change") of Acquiror and its subsidiaries, taken as a whole, except for such as are directly or indirectly attributable to or arise out of general market or industry conditions; provided, that, a decline in the market price of the Acquiror Common Stock shall not be deemed a Material Adverse Change absent any other occurrence or event that itself, or with all other events and circumstances, would be deemed a Material Adverse Change.

                (e) Third Party Consents. Target shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Acquiror filed as exhibits to the Acquiror SEC Documents, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Acquiror.

                (f) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Acquiror and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                (g) Registration Rights Agreement. On or before the Effective Time, Acquiror, the Principal Stockholder and the stockholders of Acquiror named therein, will execute the Registration Rights Agreement substantially in the form attached hereto as Exhibit H.

                (h) Closing Price. The Closing Price shall be $5.00 or greater.

        6.3 Additional Conditions to the Obligations of Acquiror and Merger Sub. The obligations of Acquiror and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                (a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Schedule, as amended from time to time, pursuant to Section 5.8(b), (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects and except for the representation made in Sections 2.5(i) and 2.25, which need only to be true and correct on the Effective Time) on and as of the Effective Time as though such representations and warranties were made on and as of such time and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its chief executive officer and chief financial officer to the effect that, as of the Effective Time:

                     (i) all representations and warranties made by Target under this Agreement are true and complete in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

                     (ii) all covenants, obligations and conditions of this Agreement to be performed by Target on or before such date have been so performed in all material respects.

                (c) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth on Schedule 2.26 hereto, if failure to obtain such consents or approvals would or would reasonably be expected to have a Material Adverse Effect on Target, provided, however, this condition shall be deemed satisfied if Target or the Principal Stockholder provides the economic benefits of such agreement to Acquiror.

                (d) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                (e) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel, in substantially the form attached hereto as Exhibit G.

                (f) No Material Adverse Changes. There shall not have occurred any material adverse change to the business, financial condition or results of operation or the properties, assets and liabilities of Target, but excluding changes arising out of or relating to:

                      (i) any disruption of customer relationships directly resulting from (A) the execution of this Agreement, (B) the performance of the covenants and other actions necessary to fulfill the conditions of closing set forth in this Agreement, or (C) the announcement of the sale by the Principal Stockholder of Target or the purchase of Target by Acquiror, including any loss of business resulting from termination of customer contracts pursuant to their terms, directly resulting from the acquisition of Target by Acquiror, other than the customer contracts set forth on Schedule 6.3(f);

                     (ii) any employee attrition, or any loss of business attributable to employee attrition, directly resulting from the acquisition of Target by Acquiror;

                    (iii) changes in or effects on Target and its business caused by changes in its business plan or methods of operations made at the specific request of Acquiror;

                     (iv) any litigation or threat of litigation filed or made after the date hereof, other than those filed or made by a Governmental Entity, challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

                      (v) conditions generally affecting the information security, information technology, technology, e-commerce, banking or financial services industries; and

                     (vi) conditions generally affecting the United Stated economy.

                (g) Registration Rights Agreement. On or before the Effective Time, Acquiror, the Principal Stockholder and the stockholders of Acquiror named therein, will execute the Registration Rights Agreement substantially in the form attached hereto as Exhibit H.

                (h) Financial Statements. Target shall have delivered to Acquiror the Target Financial Statements.

                (i) Intercompany Debt. Target shall not be indebted to the Principal Stockholder, or, if Target shall be so indebted, Target and the Principal Stockholder shall deliver a schedule to Acquiror at the Effective Time that sets forth the aggregate amount of intercompany debt owed to the Principal Stockholder by Target. Such debt shall be repaid in accordance with Section 5.25.

                (j) Stockholder Representation Letters. All stockholders of Target other than the Principal Stockholder shall have executed a stockholder representation letter in a form reasonably acceptable to counsel for Acquiror.

                (k) FIRPTA Certificates. Target shall, prior to the Closing Date, provide Acquiror with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance satisfactory to Acquiror, which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Target shall have provided to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

                (l) Licenses and Assignments. Prior to the Effective Time, Principal Stockholder shall have:

                      (i) transferred or assigned to Target all right, title and interest in and to Target Intellectual Property that was owned by the Principal Stockholder and is exclusively used in connection with the business of Target as presently conducted or as currently proposed to be conducted;

                     (ii) transferred or assigned to Target all right, title and interest in and to the licenses or agreements listed in Schedules 2.12(d)(ii) and (iii), except any licenses or agreements relating to Target Intellectual Property also listed in Part I to Schedule 2.12 (a)(i);

                    (iii) assisted Target in transferring or assigning to or otherwise obtaining for Target, at Principal Stockholder's cost, the rights under any licenses or agreements (other than those already transferred or assigned pursuant to section 6.3(l)(ii) above) relating to Target Intellectual Property which are exclusively used by Target in connection with the business of Target as presently conducted or as currently proposed to be conducted, except any Target Intellectual Property listed in Part I to Schedule 2.12 (a)(i);

                     (iv) licensed to Target the worldwide, non-exclusive, perpetual and irrevocable right, including the right to sublicense others, to fully exploit all Target Intellectual Property which is owned by Principal Stockholder and used nonexclusively by Target in connection with the business of Target as presently conducted or as currently proposed to be conducted;

                      (v) licensed to Target the worldwide, non-exclusive, perpetual and irrevocable right including the right to sublicense others (provided it is understood that Target will not have any substantive rights beyond or inconsistent with those in the existing licenses) to exploit (to the extent reasonably necessary for Target to conduct its business as presently conducted or as currently proposed to be conducted) all Target Intellectual Property which is licensed to the Principal Stockholder by third parties and used nonexclusively by Target in connection with the business of Target as presently conducted or as currently proposed to be conducted, except any Target Intellectual Property listed in the attachment to Schedule 2.12 (a)(i);

                     (vi) received from Target a worldwide, non-exclusive, perpetual and irrevocable right and license, including the right to sublicense others, to fully exploit all Intellectual Property owned by Target and created for Principal Stockholder prior to the Closing Date pursuant to any written Inter-company Work Order between Target and Principal Stockholder (collectively "Licensed Target Works"), provided that Licensed Target Works shall not include nor provide any rights to any Target Intellectual Property transferred or assigned pursuant to Section 6.3(l)(i) above (including without limitation any Registered Intellectual Property listed in Schedule 2.12(b)(i)); and

                    (vii) agreed not to exploit in any way in connection with Material Products and Services any Target Intellectual Property owned by Principal Stockholder and transferred or assigned to Target in Section 6.3(l)(i) above; provided that the forgoing is not intended to prevent Principal Stockholder from exploiting in any way in connection with Material Products and Services any goods or services developed by Principal Stockholder after the Closing Date (which do not otherwise infringe upon Target Intellectual Property owned or exclusively used by Target).

The forgoing licenses and assignments described in Section 6.3(l) will supercede the Cross-License Agreement entered into between Target and Principal Stockholder.

                                   ARTICLE VII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

        7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target or Acquiror, this Agreement may be terminated:

                (a) by mutual consent duly authorized by the Boards of Directors of Acquiror and Target;

                (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before February 28, 2001 (provided, a later date may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                (c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in willful breach of this Agreement, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting or commence solicitation of stockholder consents by December 15, 2000, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement;

                (d) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder and such breach shall not have been cured within ten (10) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d)(i) shall not be available to Target where Target is at that time in material breach of this Agreement;

                (e) by Acquiror if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders and any adjournment thereof;

                (f) by Target if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable; or

                (g) by Target if the Closing Price is less than $5.00.

        7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from or arises out of the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.5 (Confidentiality),
Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

        7.3 Expenses and Termination Fees. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense. In furtherance of the foregoing, any expenses of Target incurred in connection with this Agreement shall be obligations of the Principal Stockholder. The Principal Stockholder shall promptly pay the Surviving Corporation any expenses so incurred by Target, and if such amounts remain unpaid for a period of thirty (30) days, such payment shall constitute "Damages" recoverable under Article VIII hereof and the Escrow Agreement.

        7.4 Amendment. The Boards of Directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto and in accordance with applicable law.

        7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed and in its sole and absolute discretion, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

        8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The obligations of the parties with respect to their representations, warranties, agreements and covenants will survive the Closing and continue in full force and effect until the date 12 months following the Effective Time (the "Termination Date"), at which time, subject to Section 8.5, the representations, warranties and covenants of the parties set forth in this Agreement and any liability of the parties with respect to those representations, warranties and covenants will terminate; provided, however that the representations and warranties (and the obligation of the parties with respect thereto) contained in
Section 2.14(a) and the covenants contained in Section 5.23(a) shall survive until expiration of the applicable statute of limitations period with respect to the Tax at issue. If a claim is made by either party prior to the expiration of any representations, warranties, agreements or covenants, such claim shall survive until such claim is finally resolved.

        8.2 Indemnity. From and after the Effective Time of the Merger, and subject to the provisions of Section 8.1, Acquiror and the Surviving Corporation (on or after the Closing Date) shall be indemnified and held harmless by the Principal Stockholder against, and reimbursed for, any liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof, imposed on or reasonably incurred by Acquiror or the Surviving Corporation as a result of (i) any breach of any representation, warranty, agreement or covenant on the part of Target or the Principal Stockholder under this Agreement or (ii) any of the matters listed on Schedule 2.8 (collectively the "Damages"). "Damages" as used herein is not limited to matters asserted by third parties, but includes Damages incurred or sustained by Acquiror in the absence of claims by a third party. The Principal Stockholder may satisfy any claim for which it is required to indemnify the Acquiror and/or the Surviving Corporation pursuant to this Section
8.2 with, at the Principal Stockholder's sole discretion: (A) cash; (B) Acquiror Common Stock; or (C) shares from the Escrow Fund. For purposes of compensating the Acquiror for its damages pursuant to this Agreement, the Acquiror Common Stock and/or shares from the Escrow Fund delivered or to be delivered to Acquiror to satisfy the claim for indemnification hereunder shall be valued at the weighted average closing price of the Acquiror Common Stock on the Nasdaq National Market for the five (5) trading days immediately preceding the date of payment of such claim.

        8.3     Escrow Fund. As security for the indemnity provided for in
Section 8.2 hereof, the Escrow Certificates shall be deposited by Acquiror in an escrow account with The Chase Manhattan Bank (or other mutually acceptable institution) as Escrow Agent (the "Escrow Agent"), as of the Effective Time, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.16. Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement. Any and all distributions of Acquiror Common Stock issued in respect thereof (including, without limitation, any shares issued pursuant to any stock dividend, stock split, reverse stock split, combination or reclassification thereof) shall be the property of the Principal Stockholder and shall be deposited with the Escrow Agent. Cash dividends or other property distributed in respect of Acquiror Common Stock shall be delivered to Principal Stockholder and shall not be deposited with or retained by the Escrow Agent. The Principal Stockholder shall be entitled to exercise any and all voting and other consensual rights pertaining to the Acquiror Common Stock held in the Escrow Fund (the "Escrow Shares") or any part thereof for any purpose not inconsistent with the terms of this Agreement.

        8.4 Damage Threshold and Limitations. Notwithstanding the foregoing, Acquiror may not receive any payment from the Escrow Fund unless and until an Officer's Certificate (as defined in Section 8.6 below) identifying Damages the aggregate amount of which exceeds $750,000 has been delivered to the Escrow Agent as provided in Section 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive payment equal in value to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded. Notwithstanding anything to the contrary in this Agreement, Acquiror shall not be entitled to indemnity with respect to any lost profits or other consequential, incidental, indirect, special or punitive damages. In addition, the maximum amount payable by the Principal Stockholder pursuant to the indemnification provisions of this Article VIII shall not exceed the Initial Total Consideration. Notwithstanding the foregoing, any Damages arising from a breach, nonfulfillment of or noncompliance with any of the representations, warranties, covenants, or agreements made by Principal Stockholder or Target in this Agreement relating to Taxes incurred by reason of or in connection with Target being part of an affiliated, consolidated, combined or unitary group for Tax purposes (including any exhibit, letter, schedule, certificate or document delivered pursuant hereto or other instrument referred to herein) or any facts or circumstances constituting such an inaccuracy, breach, nonfulfillment or noncompliance shall be unlimited.

        8.5 Escrow Period. The Escrow Period shall terminate at the expiration of twelve (12) months after the Effective Time; provided, however, that a portion of the Escrow Fund, which is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved, including without limitation any claims relating to items set forth on Schedule 2.8 hereto.

        8.6     Claims upon Escrow Fund.

                (a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "Officer's Certificate"):

                      (i) stating that Acquiror or the Surviving Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror or the Surviving Corporation is entitled to payment from the Escrow Fund pursuant to this Agreement; and

                     (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability and the specific nature of the breach to which such item is related,

the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock, in an amount necessary to indemnify Acquiror for the Damages claimed; provided, however, that no shares of Acquiror Common Stock or cash shall be delivered to Acquiror, as a result of a claim based upon an accrual of, or upon a reasonable probability of having to incur, pay or accrue Damages until such time as the Acquiror has actually incurred or paid Damages. All cash and shares of Acquiror Common Stock subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or paid or the Acquiror determines in its reasonably good faith judgment that no Damages will be required to be incurred or paid (in which event such cash and shares shall be distributed to the Principal Stockholder in accordance with Section 8.10 below).

                (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued as set forth in Section 8.2.

        8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Principal Stockholder and for a period of forty-five
(45) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of cash or Acquiror Common Stock or other property pursuant to
Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Principal Stockholder to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Principal Stockholder shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five (45) day period.

        8.8     Resolution of Conflicts; Arbitration.

                (a) In case the Principal Stockholder shall object in writing to any claim or claims by Acquiror made in any Officer's Certificate, the Principal Stockholder and Acquiror shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Principal Stockholder and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Acquiror Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

                (b) If no such agreement can be reached after good faith negotiation for sixty (60) days, either Acquiror or the Principal Stockholder may, by written notice to the other, demand arbitration of the matter unless the amount of the Damage is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is given, Acquiror and the Principal Stockholder shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in New York, New York under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Principal Stockholder shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.


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

        8.9     Intentionally Omitted.

        8.10 Distribution Upon Termination of Escrow Period. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the Principal Stockholder all of the shares in the Escrow Fund in excess of any amount of such shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date and any unsatisfied or disputed claims by the Principal Stockholder. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Principal Stockholder all shares remaining in the Escrow Fund and not required to satisfy such claims.

        8.11    Intentionally Omitted.

        8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall notify the Principal Stockholder of such claim, and the Principal Stockholder shall be entitled, at his expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Principal Stockholder, which consent shall not be unreasonably withheld or delayed. In the event that the Principal Stockholder has consented to any such settlement, the Principal Stockholder shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.

        8.13    Indemnity by Acquiror.

                (a) From and after the Effective Time of the Merger, and subject to the provisions of Section 8.1, the former stockholders of Target ("Target Indemnitees") shall be indemnified and held harmless by Acquiror against, and reimbursed for, any liability, damage, loss, obligation, demand, judgement, fine, penalty, cost or expense, including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability , damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof, imposed on or reasonably incurred by Target Indemnitees as a result of any breach of any representation, warranty, agreement or covenant on the part of Acquiror under this Agreement (collectively the "Target Damages"). "Target Damages" as used herein is not limited to matters asserted by third parties, but includes Target Damages incurred or sustained by Target Indemnitees in the absence of claims by a third party.

                (b) Notwithstanding the foregoing, Target Indemnitees may not receive any payment from Acquiror unless and until an Officer's Certificate (as defined in Section 8.6) identifying Target Damages the aggregate amount of which exceeds $750,000 (the "Target Basket") has been delivered to the Chief Financial Officer of the Acquiror as provided below and such amount is determined pursuant to this Section 8.13 to be payable and then only for any and all such losses without regard to the Target Basket, but only up to an amount equal to an aggregate of the Initial Total Consideration.

                (c) The period in which the Target Indemnitees shall be entitled to indemnification shall terminate at the expiration of twelve (12) months after the Effective Time; provided, however, that any claims made prior to the expiration of such period shall survive until such claims have been finally resolved.

                (d) Upon receipt by Acquiror on or before the Termination Date of a certificate signed by the Principal Stockholder:

                      (i) stating that the Target Indemnitees have incurred or paid or knows of facts giving rise to a reasonable probability that it will have to incur Target Damages in an aggregate stated amount with respect to which the Target Indemnitees are entitled to indemnification pursuant to this Section 8.13; and

                     (ii) specifying in reasonable detail the individual items of Target Damages included in the amount so stated, the date each such item was incurred or paid, or the basis for such anticipated liability and the specific nature of the breach to which such item is related,

Acquiror shall, subject to the provisions of subparagraph (e), deliver to the Target Indemnitees, at its option, cash or Acquiror Common Stock, in an amount necessary to indemnify the Target Indemnitees for the Target Damages claimed. If the Acquiror shall choose to satisfy such claim by delivering Acquiror Common Stock, such stock shall be distributed to the Target Indemnitees pro rata and shall be valued in accordance with Section 8.2.

                (e) For a period of forty-five (45) days after delivery of the certificate by the Principal Stockholder to Acquiror, Acquiror shall have the right to object in a written statement to the claim made in the certificate delivered by the Principal Stockholder. If no objection is made, Acquiror shall issue Acquiror Common Stock to the Target Indemnitees as provided in subparagraph (d) above. If Acquiror does so object, the Principal Stockholder and Acquiror shall attempt in good faith to agree upon the rights of the respective parties. If no such agreement can be reached in sixty (60) days, the conflict shall be resolved in accordance with Section 8.8.

                (f) The right to stock in accordance with this Section 8.13 shall be the sole and exclusive remedy of the Target Indemnitess after the Closing with respect to any breach of any representation, warranty, covenant or agreement made by Acquiror or Merger Sub under this Agreement and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of Acquiror shall have any personal liability to any Target Indemnitee after the Closing in connection with the Merger.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties


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

at the following address (or at such other address for a party as shall be specified by like notice):

              (a)  if to Acquiror or Merger Sub, to:

                   Predictive Systems, Inc.
                   417 Fifth Avenue
                   New York, NY 10016
                   Attention:       General Counsel
                   Facsimile No.: (212) 898-1331
                   Telephone No.: (212) 659-3400

                   with a copy to:

                   Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 733 Third Avenue, Suite 220
                   New York, NY 10017
                   Attention:       Babak Yaghmaie
                   Facsimile No.: (212) 687-6665
                   Telephone No.: (212) 687-5222

              (b)  if to Target or the Principal Stockholder, to:

                   Science Applications International Corporation
                   10260 Campus Point Drive
                   San Diego, CA  92121

                   Attention:       General Counsel
                   Facsimile No.: (858) 826-4037
                   Telephone No.: (858) 826-7325

                   with a copy to:

                   Heller Ehrman White & McAuliffe, LLP
                   711 Fifth Avenue
                   New York, New York  10022
                   Attn:   Stephen M. Davis, Esq.
                   Facsimile No.: (212) 832-3353
                   Telephone No.: (212) 832-8300


        9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business,


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

operations or results of operations of such entity and its subsidiaries, taken as a whole, but shall exclude events, changes or effects directly or indirectly arising out of or attributable to general market or industry conditions. In this Agreement, any reference to a party's "knowledge" means the actual knowledge of executive officers or directors of such party and its subsidiaries reasonably believed to have substantive knowledge of such matters. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 17, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except where specifically provided to the contrary.

        9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

        9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.


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


                IN WITNESS WHEREOF, Target, Acquiror, Merger Sub, the Principal Stockholder have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

                                                PREDICTIVE SYSTEMS, INC.


                                                By: /s/ Robert Belau
                                                   -----------------------------
                                                Name:  Robert Belau
                                                Title:  President



                                                GRAPE ACQUISITION CORPORATION


                                                By: /s/ Robert Belau
                                                   -----------------------------
                                                Name:  Robert Belau
                                                Title:  President



                                                GLOBAL INTEGRITY CORPORATION


                                                By: /s/ Duane P. Andrews
                                                   -----------------------------
                                                Name:  Duane P. Andrews
                                                Title:  Chairman



                                                PRINCIPAL STOCKHOLDER:

                                                SCIENCE APPLICATIONS
                                                INTERNATIONAL CORPORATION:


                                                /s/ Duane P. Andrews
                                                --------------------------------
                                                Name:  Duane P. Andrews
                                                Title:  Executive Vice President

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION

                                    ANNEX A

                                    EARN-OUT
                                    --------

         1. Earn-out Calculation. In addition to the payment of the Initial Total Consideration as set forth in Section 1.6 of the Agreement, Acquiror shall, subject to the following conditions, pay on the Determination Date to those persons or entities who were holders of shares of Target Common Stock immediately preceding the Effective Time and those holders of Target Options immediately preceding the Effective Time that exercised their options for Acquiror Common Stock, and adjust the Option Exchange Ratio as provided in
Section 5.15 for those persons who were holders of Target Options immediately preceding the Effective Time (the "Former Holders") by, the following amounts (the "Additional Cash"), all as set forth herein:

                  (a) $7,006,250 if the Revenues (as defined below) recognized by Target or Acquiror during the calendar year ending December 31, 2001, arising from the Electronic Services Business of Target or Acquiror (as defined below) are equal to $20 million; and

                  (b) for every one dollar and sixteen seventy sevenths cents ($1.1677) of additional Revenues of the Electronic Services Business in calendar year 2001 in excess of $20 million of such Revenues, Acquiror shall pay to, or adjust the Option Exchange Ratio of as provided in Section 5.15, the Former Holders, in the aggregate, one dollar ($1.00) up to a maximum of $7,006,250.

         2.       Definitions.
                  -----------

                  (a) The term "Revenues" means those revenues of Target or Acquiror recognized according to generally accepted accounting principles ("GAAP") applied on a basis consistent with Acquiror's past business practices or as otherwise agreed in writing by Acquiror and Principal Stockholder.

                  (b) The term "Electronic Services Business" means the following services or products, as well as any derivations or improvements thereof, currently existing or acquired or developed in the future:

                           (i) monitored services and associated provisioning services required to deliver web page monitoring, domain page monitoring, IDS monitoring, VPN monitoring, firewall monitoring, personal firewall monitoring, personal IDS monitoring, open source monitoring (OSM), Quayls remote penetration testing, automated trust checks and any tool that is used in a repeated fashion through a "portal", including the Trust Check, MicroSoft DRM assessment and insurance online assessments.

                           (ii) information sharing, including Target's ISAC, FS ISAC (Financial Services), J ISAC (Japan ), K ISAC (Korean), UK ISAC, Worldwide ISAC, Gov ISAC (U.S. Government) and Transportation ISAC products and services; and

                           (iii) security management services, including secure electronic mail, and PKI Certificate Management (management of CA's and RA's on behalf of a client or groups of clients).


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
                  (c) The term "Additional Target Stockholder Consideration" shall mean the Additional Cash calculated in Section 1 above, multiplied by the quotient of (A) the number of shares of Acquiror Common Stock into which the Target Common Stock was converted at the Effective Time divided by (B) (x) the number of shares of Acquiror Common Stock into which the Target Common Stock was converted at the Effective Time, plus (y) the number of shares of Acquiror Common Stock to which Acquiror options outstanding on the Determination Date that were converted from Target Options assumed in the Merger are subject, plus (z) the number of shares of Acquiror Common Stock into which Target Options assumed in the Merger were exercised prior to the Determination Date (the sum of (x), (y) and (z), the "Total Pool for Earnout").

                  (d) The term "Additional Optionholder Consideration" shall mean the Additional Cash calculated in Section 1 above, multiplied by the quotient of (A) the number of shares of Acquiror Common Stock to which Acquiror options outstanding on the Determination Date that were converted from Target Options assumed in the Merger are subject, divided by (B) the Total Pool for Earnout.

                  (e) The term "Additional Exercised Option Consideration" shall mean the Additional Cash calculated in Section 1 above, multiplied by the quotient of (A) the shares of Acquiror Common Stock into which Target Options assumed in the Merger were exercised prior to the Determination Date, divided by (B) the Total Pool for Earnout.

         3. Requirements of Operating the Business. Acquiror shall continue the operations of Target and the Electronic Services Business following the Closing in good faith and in a manner consistent with the business practices of Target prior to the Closing.

         4. Change of Control. In the event there is a Change of Control (as defined below) of Acquiror or the Surviving Company after the Closing (the "Applicable Entity"), Acquiror shall use its best efforts to cause the other party to such Change of Control to continue the operations of Target and the Electronic Services Business following the Change of Control in good faith and in a manner consistent with the business practices of Target prior to Closing. For the purposes hereof, "Change of Control" of the Applicable Entity means the happening of any of the following: (i) the sale of all or substantially all of the Applicable Entity's assets; (ii) the merger or consolidation of the Applicable Entity into or with another person or entity; (iii) when any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Applicable Entity and any subsidiary and any existing stockholder to the extent of their holdings as of the date of the Agreement, directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act, as amended from time to time), of securities of the Applicable Entity representing 50% or more of the combined voting power of the Applicable Entity's then outstanding securities; or (iv) with respect to Acquiror, when, during any period of three (3) consecutive months during calendar year 2001, the individuals who, at the beginning of such period, constitute the Board of Directors of Acquiror (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such three-month period shall be deemed to have satisfied such three-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such three-month period) or by prior operation of this paragraph 3. Upon a Change of Control, Acquiror shall notify Principal Stockholder as soon as is commercially possible that such a Change of Control has occurred and the circumstances relating thereto.

         5.       Reporting Requirements.
                  ----------------------

                  (a) Within forty five (45) days following the close of each calendar quarter during 2001, Acquiror shall deliver to the Principal Stockholder a statement in which it shall accurately account for all Revenues of the Electronic Services Business described in this Annex A for such quarter then ended (the "Quarterly Revenues Notice"), and within one hundred twenty days
(120) days following December 31, 2001, Acquiror shall deliver to the Principal Stockholder audited financial statements which accurately account for all Revenues of the Electronic Services Business described in this Annex A for the year then ended (the "Final Revenues Notice"), in both cases showing in reasonable detail the computation thereof, to be accompanied by a certification of Acquiror's chief financial officer that, in the opinion of such officer after examining the books and records of Acquiror and Target, that the statement of Acquiror presents fairly in all material respects the Revenues required to be recognized in accordance with this Annex A and that such computation was complete and accurate.

                  (b) Upon receipt of the Quarterly Revenues Notice and the Final Revenues Notice, Principal Stockholder may, at its own expense, audit the books and records of Acquiror and Target in which the information concerning Revenues is recorded, and the records supporting the entries in the books of Acquiror and Target, for that quarter or year or any prior quarterly period for which Principal Stockholder had not previously audited such books and records; provided, however, that such audits be performed no more often than quarterly during normal business hours and at the place where those books and records are kept. Principal Stockholder shall notify Acquiror of such audit results specifying in reasonable detail all disputed items and the basis therefor (the "Audit Notice"). After receipt of the Audit Notice, Acquiror shall have thirty
(30) days to review the Audit Notice. Unless the Acquiror delivers a written objection to Principal Stockholder on or prior to the 30th day after receipt of the Audit Notice, the Acquiror shall be deemed to have accepted and agreed to results set forth in the Audit Notice.

         6. Dispute Resolution. If the Acquiror notifies Principal Stockholder of its objection to the Audit Notice, the Acquiror and the Principal Stockholder shall, within ten (10) days following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive. If Principal Stockholder and Acquiror are unable to agree on the amount of Revenues that should be recognized for the applicable quarterly period, then, promptly after the Resolution Period, the Principal Stockholder and Acquiror shall select a nationally recognized independent accounting firm other than the Principal Stockholder's or Acquiror's current or former independent accounting firms (the "Neutral Auditor") to resolve the amount under dispute (the "Disputed Amount"), which firm shall conclusively resolve the Disputed Amount within ten (10) days or as soon as possible thereafter. If Principal Stockholder and Acquiror are unable to agree on the Neutral Auditor, then the Principal Stockholder and Acquiror shall each have the right to request the American Arbitration Association to appoint the Neutral Auditor (other than the Principal Stockholder's or Acquiror's regular independent accounting firms). The findings of the Neutral Auditor shall be final and binding upon the parties.

         7. Payment of Additional Cash, Adjustment to Options. The Additional Cash to be paid hereunder to each former stockholder of Target and to each optionholder to the extent that such optionholder exercises options prior to the Determination Date shall be so paid, and the adjustment of the number and exercise price of Acquiror options pursuant to Section 5.15 shall be so made on the Determination Date. The Determination Date shall be the earlier of (a) 150 days after December 31, 2001 and (b) the date the Principal Stockholder notifies Acquiror in writing of its agreement with the Final Revenues Notice; provided, that if the Principal Stockholder chooses to audit the Final Revenues Notice as provided in 5(c), such cash shall not be paid and the adjustment to the Acquiror options shall not be made until the resolution of such audit as provided above.


                                       3